Exhibit 5.1

[LeClairRyan, P.C. letterhead]

September 11, 2009

Union Bankshares Corporation

211 North Main Street

Post Office Box 446

Bowling Green, Virginia 22427

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Union Bankshares Corporation, a Virginia corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 462(b) of the Act for the purpose of registering under the Act up to an aggregate of $12 million of common stock, par value $1.33 of the Company (the “Securities”), as more fully described in the Registration Statement. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors (the “Resolutions”); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; and (v) such other proceedings, documents, memoranda, records, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein (collectively, the “Documents”).

We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

We have assumed that (i) the Securities offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof; (ii) any securities issuable upon conversion, exchange or exercise of the Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) the Securities will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof; (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement; (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) the Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies; and (ix) the genuineness of all signatures and legal competence of all signatories.

Based upon and subject to the foregoing, we are of the opinion that the Securities, when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the prospectus and any applicable prospectus supplement relating to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation

LeClairRyan, A Professional Corporation